LUVU BRANDS

Q1-Q3 2024 Earnings Call

SAFE HARBOR / FORWARD LOOKING STATEMENT

This investor presentation contains forward-looking information and other forward-looking statements within the meaning of applicable Canadian and/or U.S. securities laws, including our discussion of improvements in the housing market and related markets and the effects of our pricing and other strategies. When used in this Investor Presentation, such forward-looking statements may be identified by the use of such words as "may," might, "could," "will," would," "should," "expect," "believes," "outlook," "predict," "forecast," "objective," "remain," "anticipate," "estimate," "potential," "continue," "plan," "project," "targeting," or the negative of these terms or other similar terminology.

Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Liberator, Inc., or industry results, to be materially different from any future plans, goals, targets, objectives, results, performance or achievements expressed or implied by such forward-looking statements. As a result, such forward-looking statements should not be read as guarantees of future performance or results, should not be unduly relied upon, and will not necessarily be accurate indications of whether or not such results will be achieved. Factors that could cause actual results to differ materially from the results discussed in the forward-looking statements include, but are not limited to, general economic, market and business conditions; levels of residential new construction, residential repair, renovation and remodeling and non-residential building construction activity; competition; our ability to successfully implement our business strategy; our ability to manage our operations including integrating our recent acquisitions and companies or assets we acquire in the future; our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations, including our obligations under our senior notes and our senior secured asset-backed credit facility; labor relations (i.e., disruptions, strikes or work stoppages), labor costs, and availability of labor; increases in the costs of raw materials or any shortage in supplies; our ability to keep pace with technological developments; the actions by, and the continued success of, certain key customers; our ability to maintain relationships with certain customers; new contractual commitments; our ability to generate the benefits of our restructuring activities; retention of key management personnel; environmental and other government regulations; limitations on operating our business as a result of covenant restrictions under our existing and future indebtedness, including our senior notes and senior secured asset-based credit facility; and other factors publicly disclosed by the company from time to time.

NON-GAAP FINANCIAL MEASURE

Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, amortization of debt issuance costs and stock-based compensation expense. We have excluded the non-operating item, amortization of debt issuance costs, because it represents a non-cash charge that is not related to the Company's operations. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles). The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income of the Company or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with the Company's net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of the Company's profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for amortization of debt issuance costs and stock-based compensation expense.

Q1-Q3 FY 2024 KEY TAKEAWAYS

Improved Balance Sheet

- Reduced Inventory by 17% through reduction in raw material costs and a focus on lean manufacturing.
- Reduced Liabilities by $800K from FY2023.
- Improved liquidity position by $300K from FY2023

Increased Gross Margin %

- Q3 FY24 improved to 28% compared to Q3 FY23 of 26%.
- YTD FY24 improved to 27% from YTD FY23 of 26%.

Diverse Brand Revenue

- Liberator sales: $10,600,000
- Jaxx sales: $5,000,000
- Avana sales: $1,900,000
- Other product sales: $1,200,000
- Projected year end $25,200,000

NINE MONTHS NET REVENUE BY BRAND


2023
4%
4%
8%
63%
22%
2024
4%
2%
10%
57%
27%
Liberator
Jaxx
Avana
Resale Toys
Foam+ Labs

Q1-Q3 FY INCOME STATEMENT OVERVIEW

Revenue

- Q1-Q3 2024 revenue declined by 18% compared to the previous year quarter due to China imports and macroeconomic factors, while Q1-Q3 2023 saw an increase of 14% due to the impact of the Netflix show "*How to build a sex room*".

Gross Profit

- Gross Profit decline 16% compared to previous year quarter.
- Gross Margin increased to 27% from 26% a year ago.
- Inventory turnover remained flat at 4.0 compared to PY.

Adjusted EBITDA

- ADJ EBITDA due to decline in direct to consumer business combined with increased marketing expenses

in ('000)	Q1-Q3 FY24	Q1-Q3 FY 23
Net Revenue	$18,835	$23,098
Gross Profit	$5,040	$6,001
Gross Margin	27%	26%
Adj EBITDA[(1)]	$448	$2,040

(1) Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income of the Company or net cash provided by operating activities.

Cost Reduction Strategies



Raw Materials

Significant and ongoing reductions in raw material costs are being pursued to improve cost efficiency and enhance profitability. This involves strategic sourcing, renegotiating contracts, and exploring alternative suppliers for key raw materials.

Inventory

A comprehensive reorganization of manufacturing management, including staff restructuring and process optimization, is underway to streamline operations and reduce overhead costs.

Manufacturing Management

Enhanced inventory management practices are being implemented to achieve cost reductions by minimizing holding costs, improving turnover rates, and optimizing stock levels based on demand forecasting and supply chain efficiencies.

Projected cost savings over 24 months: $2.0 million





LIBERATOR®

Key Takeaways

- Product development **created a new erotic home category**, with transformable multi-purpose furniture designed for intimacy, yoga, relaxation, and exercise.

- **Launching a new intimacy brand** under the emerging sexual wellness category to mainstream channels, including pharmacies, department stores, catalogers, and more.

- **Grow Liberator through diverse channels** in and outside the adult space with new wholesale partners added weekly; new international partners are in discussion.

- Liberator **brand awareness and marketing** include social media, podcasts, magazine ads, cable TV, print catalogs, SEO, and a weekly campaign of 400,000 emails.

- **Strategic brand partnerships** are currently underway with sex educators and influencers.

- Liberator **category extensions are under development** to include pleasure objects, consumables, sex toys, and accessories.

Websites: www.liberator.com, www.liberatorstore.com

JAXX®

Key Takeaways

- **Product innovation** focuses on maximizing seasonal trends, holidays, and selling opportunities.
- As a drop-ship provider to over 50 e-tailers, we've **invested in software** to speed up onboarding, content updates, and brand awareness.
- Our new outdoor lounger and ottoman in Sunbrella or marine-grade faux leather are the first components in **a collection of modular indoor and outdoor sofa systems** sold flat-packed and compressed to save on freight while reducing our carbon footprint.
- Panelist: Our modular wall panel system **continues to expand** in a selection of sizes, fabrics, and faux leathers. Point-of-purchase retail packaging is in the works.
- Steady progress with **new ecommerce partners**: hospitality, designers, retail chains, mass market, school systems, furniture stores, department stores, catalogers and specialty retailers.
- Jaxx **brand awareness** includes social media, magazine ads, print catalogs, search engine marketing, and a weekly mailing of 30,000 emails.

Website: www.jaxxbeanbags.com









Key Takeaways

- Avana yoga and orthopedic pillow products **continue to grow in popularity** on mainstream mass-market furniture and specialty websites.
- Both **sleep therapy and yoga products remain growth categories,** and we continue to innovate new products to capture more of the market.
- Currently **exploring category extensions** from other manufacturers to build a more complete lifestyle offering.
- **POP packaging is developed** for mattress and department stores and mass-market retailers.
- **Marketing and advertising** include social media, SEO/SEM, print, and more.

Website: www.avanacomfort.com

foam + labs.

Key Takeaways

- Interest in USA-based contract services continues to grow, with **private labeling of existing Jaxx products and contract manufacturing** of furniture, beanbags, and more, all within our core capabilities.
- **Markets include** hospitality, mass-market, education, retail chains, and designers.
- **Significant improvements in lowering raw material costs** allow us to compete more favorably with offshore suppliers.
- Just returned from the HD Show (hospitality) with over **100 interested leads.**

Website: www.foamlabs.com





ADVERTISING

Q1-Q3 CIRCULATION
20 MILLION

- Rolling Stone
- NY Magazine
- XBIZ Magazine
- Psychology Today


LIBERATOR
SEX TOY
MOUNTS
Ride into a new era of self-love with our innovative toy mounts and give your hands the freedom to explore.


Best in
Bean Bags!
JAXX


Love
ALL
WAYS
See our collection of convertible love loungers & erotic accessories for your play space.
LIBERATOR


JAXX
endless
summer.
Does it get any better than this?
See our collection of soft-seating and loungers.


panelist
Home Decor Panels
Elevate your interiors with the Panelist decor system.
Upholstered panels in refined shades and fabrics — easy to install and coordinate with any space.


Va-Va
VALENTINE
LIBERATOR

OUR LEADERSHIP TEAM



Louis
CEO & Founder



Chris
CFO



Dennis
VP of Sales



Dan
VP of Operations



Jordan
VP of eCommerce



Danny
Creative Director

Thank you!

LUVU BRANDS

For investor relations questions:

Chris Knauf
CFO
770-246-6426
chris.knauf@luvubrands.com

Appendix

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)	Three months ended March 31,		Nine months ended March 31,	
	2024	2023	2024	2023
Net Income (loss)	$ (94)	$ 293	$ (191)	$ 1,480
Plus interest expense, net	135	90	322	262
Plus depreciation and amortization expense	103	89	307	264
Plus stock-based compensation	6	12	10	34
Adjusted EBITDA	$ 150	$ 484	$ 448	$ 2,040